Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Information

On February 28, 2020, Smith’s Tree Care, LLC (“Smith’s Buyer”), a wholly-owned subsidiary of Andover National Corporation (the “Company” or “Andover”), entered into an Asset and Equity Purchase and Contribution Agreement (the “Smith Acquisition Agreement”) with Smith’s Tree Care, Inc., a Virginia corporation (“Smith’s Seller”), Utro Crane Company, Inc., a Virginia corporation, Utro Crane Company, LLC, a Delaware limited liability company and indirect subsidiary of the Company, and ANC Green Solutions - Smith’s, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“ANC Smith’s”) (the “Smith Acquisition”). Pursuant to the Smith Acquisition Agreement, among other things, (a) Smith’s Buyer acquired a sixty percent (60%) interest in all of the property and assets of Smith’s Seller and Utro Crane Company, Inc, (together, “Smith” or the “Seller Parties”) for an aggregate purchase price of approximately $3.0 million, subject to certain adjustments and (b) Smith’s Seller conveyed, transferred, assigned and delivered to ANC Smith’s an undivided forty percent (40%) interest in the acquired assets in exchange for equity securities of ANC Smith’s. The Seller Parties are engaged in the business of commercial and residential fully-integrated tree care, tree service, tree removal, stump grinding, mulching, logging, and related services.

The unaudited pro forma condensed combined financial information presented below has been prepared on the basis set forth in the notes below and have been presented to illustrate the estimated effects of the Smith Acquisition. The Smith Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. The unaudited pro forma condensed combined financial information has been prepared as if the Smith Acquisition had been completed on December 31, 2019, for balance sheet purposes, and on January 1, 2019, for statement of operations purposes.

On October 4, 2019, Andover Environmental Solutions, LLC, a wholly-owned subsidiary of the Company, entered into a Membership Interest Purchase Agreement with Heath L. Legg, pursuant to which Andover Environmental Solutions, LLC purchased sixty percent (60%) of the membership interests of ANC Green Solutions I, LLC, a Delaware limited liability company (the “Predecessor Business Combination”). As a result of the Predecessor Business Combination, the Company is the acquirer for accounting purposes and ANC Green Solutions I, LLC is the acquiree and accounting predecessor. The Company’s financial statement presentation distinguishes the Company’s financial performance into two distinct periods, the period up to the closing date of the Predecessor Business Combination (labeled “Predecessor”) and the period including and after that date (labeled “Successor”).

The historical financial information of the Company has been derived from the Company’s audited consolidated financial statements as of December 31, 2019 (Successor) and for the period October 4, 2019 through December 31, 2019 (Successor) and for the period January 1, 2019 through October 3, 2019 (Predecessor). The historical financial information of Smith has been derived from the audited consolidated financial statements of the Seller Parties as of and for the year ended December 31, 2019, included in Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on June 22, 2020.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2019 and the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2019 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X Article 11 using accounting policies in accordance with U.S. GAAP.

The pro forma adjustments presented below are based on preliminary estimates and currently available information and assumptions that management believes are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The notes to the unaudited pro forma condensed combined financial information provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical Smith financial statement caption amounts have been reclassified or combined to conform to presentation and the disclosure requirements of the combined company.

The unaudited pro forma condensed combined financial information included below is not necessarily indicative of future results and should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2019 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 as well as the audited consolidated financial statements of the Seller Parties included in Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on June 22, 2020.

The unaudited pro forma condensed combined financial information, which has been provided for illustrative purposes only, by its nature addresses a hypothetical situation and, therefore, does not purport to represent the Company’s actual results or financial position or what they would have been had the Smith Acquisition occurred on the date assumed, and may not be indicative of future results or financial position.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2019

			Pro Forma		Pro Forma
	Andover (a)	Smith (a)	Adjustments	Note 3	Combined
	(Successor)
ASSETS
Current assets:
Cash and cash equivalents	$11,407,971	$808,955	$(2,600,000)	(b)	$9,616,926
Accounts receivable, net	160,803	234,190			394,993
Prepaid expenses and other current assets	31,702				31,702
Total current assets	11,600,476	1,043,145	(2,600,000)		10,043,621

Non-current assets:
Property and equipment, net	245,953	1,139,974			1,385,927
Right-of-use asset, net	220,294				220,294
Goodwill	4,309,766		2,162,928	(g)	6,472,694
Intangible assets, net	1,881,208		1,537,000	(f)	3,418,208
Total non-current assets	6,657,221	1,139,974	3,699,928		11,497,123

TOTAL ASSETS	$18,257,697	$2,183,119	$1,099,928		$21,540,744

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$587,584	$82,468			$670,052
Current portion of deferred consideration	200,000		1,000,382	(b)	1,200,382
Notes payable - related party	-	9,755	(9,755)	(e)	-
Lease liabilities	42,970				42,970
Total current liabilities	830,554	92,223	990,627		1,913,404

Non-current liabilities:
Lease liabilities, net of current portion	177,324				177,324
Deferred consideration, net of current portion	300,000		200,000	(b)	500,000
Total non-current liabilities	477,324	-	200,000		677,324

Total liabilities	1,307,878	92,223	1,190,627		2,590,728

COMMITMENTS AND CONTINGENCIES

Mezzanine equity:
Redeemable noncontrolling interest			2,000,197	(d)	2,000,197
Stockholders' equity:
Class A Common stock	1,684				1,684
Class B Common stock	81				81
Additional paid-in capital	17,554,713	36,885	(36,885)	(c)	17,554,713
(Accumulated deficit) Retained earnings	(3,334,086)	2,054,011	(2,054,011)	(c)	(3,334,086)
Total stockholders' equity	14,222,392	2,090,896	(2,090,896)		14,222,392
Noncontrolling interest	2,727,427				2,727,427
Total equity	16,949,819	2,090,896	(2,090,896)		16,949,819
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$18,257,697	$2,183,119	$1,099,928		$21,540,744

See accompanying notes to unaudited pro forma condensed combined financial information

Unaudited Pro Forma Condensed Combined Statement of Operations — Year Ended December 31, 2019

		ANC Green		Pro Forma		Pro Forma
	Andover (a)	Solutions I, LLC (a)	Smith (a)	Adjustments	Note 3	Combined
	(Successor)	(Predecessor)
Revenues:
Revenue	$683,265	$1,957,025	$3,608,252			$6,248,542
Total revenues	683,265	1,957,025	3,608,252	-		6,248,542
Operating costs and expenses:
Cost of services provided	280,847	928,275	1,217,726			2,426,848
General and administrative	1,491,902	586,092	1,659,592	278,075	(h)	4,015,661
Gain on sale of fixed assets			(7,500)			(7,500)
Sales and marketing	12,003	117,352				129,355
Total operating costs and expenses	1,784,752	1,631,719	2,869,818	278,075		6,564,364
Income (loss) from operations	(1,101,487)	325,306	738,434	(278,075)		(315,822)
Other income (expense):
Investment income	37,589					37,589
Other income	809	120,644				121,453
Interest income	94	3,858				3,952
Interest expense	-	(345)	(2,397)			(2,742)
Total other income (expense)	38,492	124,157	(2,397)	-		160,252
Net income (loss)	(1,062,995)	449,463	736,037	(278,075)		(155,570)
Less: Net income attributable to noncontrolling interest	60,760	-		183,185	(i)	243,945
Net income (loss) attributable to common shareholders	$(1,123,755)	$449,463	$736,037	$(461,260)		$(399,515)

Net loss per common share
Net loss per share attributable to Class A and Class B Common shareholders- Basic	$(0.70)					$(0.25)
Net loss per share attributable to Class A and Class B Common shareholders- Diluted	$(0.70)					$(0.25)
Weighted average shares outstanding
Weighted average Class A and Class B Common shares outstanding- Basic	1,612,172					1,612,172
Weighted average Class A and Class B Common shares outstanding- Diluted	1,612,172					1,612,172

See accompanying notes to unaudited pro forma condensed combined financial information

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Basis of Presentation and Description of Transactions

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of the Company and Smith.

Description of Transaction

On February 28, 2020, Smith’s Tree Care, LLC (“Smith’s Buyer”), a wholly-owned subsidiary of Andover National Corporation (the “Company” or “Andover”), entered into an Asset and Equity Purchase and Contribution Agreement (the “Smith Acquisition Agreement”) with Smith’s Tree Care, Inc., a Virginia corporation (“Smith’s Seller”), Utro Crane Company, Inc., a Virginia corporation, Utro Crane Company, LLC, a Delaware limited liability company and indirect subsidiary of the Company, and ANC Green Solutions - Smith’s, LLC, a Delaware limited liability company and indirect subsidiary of the Company (“ANC Smith’s”) (the “Smith Acquisition”). Pursuant to the Smith Acquisition Agreement, among other things, (a) Smith’s Buyer acquired a sixty percent (60%) interest in all of the property and assets of Smith’s Seller and Utro Crane Company, Inc, (together, “Smith” or the “Seller Parties”) for an aggregate purchase price of approximately $3.0 million, subject to certain adjustments and (b) Smith’s Seller conveyed, transferred, assigned and delivered to ANC Smith’s an undivided forty percent (40%) interest in the acquired assets in exchange for equity securities of ANC Smith’s. The Seller Parties are engaged in the business of commercial and residential fully-integrated tree care, tree service, tree removal, stump grinding, mulching, logging, and related services.

Basis of Presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Smith Acquisition, (2) factually supportable and (3) with respect to the pro forma condensed combined statement of operations, expected to have a continuing impact on the combined results of the Company following the Smith Acquisition.

The Smith Acquisition is being accounted for as a business combination using the acquisition method with the Company as the accounting acquirer in accordance with ASC Topic 805, Business Combinations. As the accounting acquirer, the Company has estimated the fair value of Smith’s assets acquired and liabilities assumed and conformed the accounting policies of Smith to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2— Preliminary purchase price allocation

As described in Note 1, on February 28, 2020, the Company acquired a 60% membership interest in Smith’s Seller for $3.0 million cash, consisting of $2.6 million paid at closing and an aggregate of $0.4 million in deferred consideration to be paid on the one- and two- year anniversary of the closing of the Smith Acquisition. In addition, the Smith Acquisition Agreement provides that Smith’s Seller is entitled to an amount, if any, by which the final working capital, as defined in the Smith Acquisition Agreement, delivered by Smith’s Seller is greater than the target working capital provided for in the Smith Acquisition Agreement, (the “Working Capital Adjustment”). The Company’s preliminary estimate of the Working Capital Adjustment due to Smith’s Seller, as if the Smith Acquisition had been completed on December 31, 2019, was $0.8 million.

 The following table presents the preliminary allocation of the purchase price to the assets acquired, liabilities assumed and noncontrolling interests for the Smith Acquisition:

Accounts receivable	$234,190

Property and equipment	1,139,974

Intangible assets	1,537,000

Goodwill	2,162,928

Accounts payable and accrued expenses	(82,468)

Deferred cash consideration	(1,200,382)

Redeemable noncontrolling interest in ANC Smith’s	(2,000,197)

Cash paid at closing, net of cash acquired	$1,791,045

Under the acquisition method of accounting, the total consideration transferred is allocated to the acquired tangible and intangible assets and assumed liabilities of Smith based on their estimated fair values as of the transaction close date. Identified intangible assets relate to the following:

	Estimated Useful Life	Preliminary Fair Value
Tradename	8	$443,000

Customer relationship	5	1,016,000

Non-compete provisions	4	78,000
		$1,537,000

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include changes in fair values of intangibles assets as well as goodwill and other changes to assets and liabilities.

Amortization related to the fair value adjustments to the intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statement of operations based on the estimated useful lives, as further described in Note 3(h). The fair value of the intangible assets and related amortization are preliminary and are based on preliminary valuations prepared by third-party advisors and reviewed by management. As discussed above, the amount that will ultimately be allocated to intangible assets and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived. Therefore, the amount of amortization following the Smith Acquisition may differ significantly between periods based upon the final value assigned and amortization methodology used for each of the intangible assets.

Note 3— Pro forma adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a)	The historical financial information of the Company has been derived from the audited consolidated financial statements of the Company as of December 31, 2019 (Successor) and for the period October 4, 2019 through December 31, 2019 (Successor) and for the period January 1, 2019 through October 3, 2019 (Predecessor). The historical financial information of Smith has been derived from the audited consolidated financial statements of the Seller Parties as of and for the year ended December 31, 2019, included in Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on June 22, 2020.

b)	Adjustment to reflect the consideration transferred by the Company, which includes:

•	Cash paid at the closing of the Smith Acquisition of $2.6 million;

•	Deferred consideration of $0.4 million, of which $0.2 million is due on the one-year anniversary of the Smith Acquisition and included in Current portion of deferred consideration in the pro forma balance sheet, and $0.2 million is due on the two-year anniversary of the Smith Acquisition and included in Deferred consideration, net of current portion in the pro forma balance sheet; and

•	The Working Capital Adjustment as of December 31, 2019 of approximately $0.8 million, which is included in Current portion of deferred consideration in the pro forma balance sheet.

c)	Adjustment to eliminate Smith’s historical additional paid-in capital and retained earnings.

d)	Represents the recognition of redeemable noncontrolling interest retained by the Seller Parties in the Smith Acquisition. The redeemable noncontrolling interest is classified as mezzanine equity due to the option of the noncontrolling shareholders to require the Company to purchase their interest. The acquisition-date fair value of the redeemable noncontrolling interest was determined using a market approach based on the transaction price observed in the Smith Acquisition.

e)	Adjustment to eliminate the Notes payable – related party, which was not transferred to the Company in the Smith Acquisition.

f)	Represents the preliminary purchase price allocated to the intangible assets based on the estimated fair values as follows:

Tradename: The fair value of the tradename was determined using an income approach based upon management’s assessment of prospective revenues, a royalty rate selected from a range of comparable licensing transactions and a discount rate based upon the Company’s weighted average cost of capital.

Customer relationships: The fair value of the customer relationships was determined using an income approach based upon management’s assessment of prospective financial information and a discount rate based upon the Company’s weighted average cost of capital.

Non-compete provisions: The fair value of the non-compete provisions, was determined using an income approach based upon management’s assessment of prospective financial information, including an estimated impact of competition, and a discount rate based upon the Company’s weighted average cost of capital.

g)	Represents the preliminary purchase price allocated to goodwill in the Smith Acquisition. Goodwill represents the excess of the consideration transferred over the preliminary fair value of the net tangible and intangible assets acquired and liabilities assumed. Goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

h)	Represents the future annual amortization of the intangible assets based upon their estimated useful lives. The estimated useful lives were determined based on a review of the time period over which the economic benefit of each intangible asset is estimated to be generated.

i)	Adjustment to allocate Smith’s net income to redeemable noncontrolling interest holders. The net income allocated to noncontrolling interest is computed by applying the 40% ownership interest in Smith retained by the Seller Parties.